Exhibit 10.89

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 13

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

between

CALIBER HOME LOANS, INC.,

and

BARCLAYS BANK PLC

This AMENDMENT NO. 13 (this “Amendment”) is made this 10th day of May, 2019 (the “Amendment Effective Date”), between CALIBER HOME LOANS, INC., as seller (“Seller”), and BARCLAYS BANK PLC, as a purchaser and as agent (“Purchaser” or “Agent”) to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller and Purchaser, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchaser have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that Seller is in compliance in all material respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date,

(a) Section 2(a) of the Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“FHA 203(h) Loan” shall mean an FHA Mortgage Loan made to Mortgagors that were victims of a natural disaster and located in specific areas designated by FHA.

“FHA 203(k) Loan” shall mean an FHA Mortgage Loan for the rehabilitation and/or repair of a single family residential property in accordance with the FHA 203(k) program.

“FNMA Homestyle Renovation Loan” shall mean an Agency Eligible Mortgage Loan which conforms to the Fannie Mae Guides that enables a Mortgagor to obtain a purchase transaction Mortgage Loan or a limited cash-out refinance Mortgage Loan and receive funds to cover the costs of repairs, remodeling, renovations, or energy improvements to the Mortgaged Property.

“Pre-Default Diligence Cap” shall mean $[***].

“Rural Housing Service” shall mean the Rural Housing Service of the USDA.

“Rural Housing Service Guaranty” shall mean with respect to a USDA Loan, the agreements evidencing the guaranty of such Loan by the Rural Housing Service.

“Single Wide FHA/VA Manufactured Home Loans” shall mean an Approved Manufactured Home Loan which is either a VA Mortgage Loan or FHA Mortgage Loan.

“USDA” shall mean the United States Department of Agriculture.

“USDA Loan” shall mean a Mortgage Loan originated in accordance with the Rural Housing Service Section 502 Single Family Housing Guaranteed Loan Program, which Mortgage Loan is subject to a Rural Housing Service Guaranty and eligible for delivery to an Agency for inclusion in a loan pool securitized by such Agency.

“[***] Loan” shall mean a [***] the purpose of which is made to purchase and repair or renovate a Mortgaged Property and such Loan complies with the [***] including without limitation the “[***]” guidelines.

(b) Section 2(a) of the Agreement is hereby amended by deleting the definition of “High LTV Fannie/Freddie Eligible Mortgage Loan” in its entirety and replacing it with the following (bold language added to evidence changes):

“High LTV Fannie/Freddie Eligible Mortgage Loan” means any Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan that has a loan-to-value ratio or combined loan-to-value ratio which meets the requirements of Fannie Mae or Freddie Mac as applicable, for mortgage loans with higher loan-to-value ratios or combined loan-to-value ratios than other conventional mortgage loans acceptable for purchase by either Fannie Mae or Freddie Mac ~~between [***] and [***]~~.

(c) Section 2(a) of the Agreement is hereby amended by deleting the definition of “High LTV Fannie/Freddie Eligible Mortgage Loan Sublimit” in its entirety.

(d) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” shall mean May 8, 2020.

(e) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Restricted Mortgage Loan” in its entirety and replacing it with the following (bold language added to evidence changes):

“Restricted Mortgage Loan” means (i) a “Growing Equity Loan,” “Manufactured Home Loan,” “Graduated Payment Loan,” “Buydown Loan” (other than an Agency Buydown Loan),” “Manufactured Housing Loan” (other than an Approved Manufactured Home Loan”) “Project Loan,” “Construction Loan” ([***]) or “HECM Loan,” each as defined in the applicable Agency Guide, (ii) a 30+ Day Delinquent Mortgage Loan, (iii) a Mortgage Loan for which the related Escrow Payments have not been made by the next succeeding Due Date, or (iv) a High Cost Mortgage Loan.

(f) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Special Purpose Loan” in its entirety and replacing it with the following (bold language added to evidence changes):

“Special Purpose Loan” shall mean any [***] Approved Manufactured Home Loan or Agency Buydown Loan.

(g) Section 13(s) of the Agreement is hereby amended by deleting the section in its entirety and replaced with “[Reserved.]”.

(h) Section 14(g)(ii)(D) of the Agreement is hereby amended by deleting such clause (D) in its entirety and replacing it with the following:

(D) commencing with the fiscal quarter ending March 31, 2019, Seller’s Net Income (before tax) has been equal to or greater than [***] for at least one (1) of the previous two (2) consecutive fiscal quarters; provided, that Seller’s Net Income (before tax) of the fiscal quarter then ending, shall be no less than the product of (i) [***] and (ii) the Tangible Net Worth for such quarter.

(i) Section 14(g)(ii)(E) of the Agreement is hereby amended by deleting such clause (E) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(E) To the extent that Seller is obligated under any other warehouse lending arrangement to comply with financial covenants related to (a) Tangible Net Worth, (b) ratio of Indebtedness to Tangible Net Worth, (c) Unrestricted Cash or (d) Net Income that are either (i) more favorable to the lender under such arrangement, or (ii) more restrictive of the borrower thereunder, Seller shall provide Agent with written notice of such more favorable or restrictive financial covenants within five (5) Business Days of its knowledge of the same. In addition such notice shall describe in reasonable detail such more favorable or restrictive financial covenants.

(j) Section 14(u) of the Agreement is hereby amended by deleting such clause (u) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(u)(ii) Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all final written Agency, FHA and VA audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each Agency, FHA and VA and (ii) promptly provide Agent with copies (unless expressly required by the applicable Agency to maintain confidential) of such audits, examinations, evaluations, monitoring reviews and reports promptly upon receipt from any Agency, FHA or VA or agent of any Agency, FHA or VA.

(k) Section 17(e) of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(e) Seller or any of its Affiliates shall be in default under, or fail to perform as required under, or shall otherwise breach, (i) the terms of any warehouse facility, ~~servicing advance facility, loan and security agreement,~~ or similar ~~credit facility or~~ agreement for borrowed funds between the Seller or any of its Affiliates, on the one hand, and any Person, on the other which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder (such amount in excess of $1.00); or (ii) any payment obligation under any other material agreement, relating to any Indebtedness in excess of $[***] in the aggregate, between Seller or any of its Affiliates or Subsidiaries, on the one hand, and any Person, on the other ~~(such amount in excess of $[***] in the aggregate, over the term of such agreement)~~;

(l) Section 36 of the Agreement is hereby amended by deleting the last sentence therein in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

Seller agrees to reimburse Purchasers, Verification Agent and/or Agent for all reasonable out-of-pocket due diligence costs and expenses (including without limitation the Onsite Diligence) incurred pursuant to this Section 36: (i) prior to the occurrence of any Default or Event of Default in an amount up to the Pre-Default Diligence Cap and (ii) on and after the occurrence of any default or Event of Default without regard to the Pre-Default Diligence Cap.

(m) Exhibit B of the Agreement is hereby amended by deleting clause (n) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(n) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Such Mortgage Loan is in compliance with the anti predatory lending eligibility for purchase requirements of the applicable investor ~~Fannie Mae Guide~~;

(n) Exhibit B of the Agreement is hereby amended by deleting clause (w) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(w) The Mortgage Loan (other than any High LTV Government Mortgage Loans or, High LTV Fannie/Freddie Eligible Mortgage Loan or Modified Loans) does not have a loan-to-value ratio over [***] for government insured first loans, [***] on any other loan, unless (i) such Mortgage Loan (other than any Modified Loan) is refinanced pursuant to the United States Home Affordable Refinance Program, FHA streamline or VA Interest Rate Reduction Refinancing Loan program and such Mortgage Loan does not have a loan-to-value ratio cap and (ii) if the applicable Agency, FHA or VA program requires compliance with certain representations and warranties, such Agency, FHA or VA, as applicable, has provided Seller with a waiver to the extent that any such representations and warranties are not complied with. No High LTV Government Mortgage Loan has a loan-to-value ratio or combined loan-to-value ratio over [***] and no High LTV Fannie/Freddie Eligible Mortgage Loan has a loan-to-value ratio or combined loan-to-value ratio in excess of the limits for such mortgage loan type set forth by either Fannie Mae or Freddie Mac as applicable ~~over [***]~~;

(o) Exhibit B of the Agreement is hereby amended by deleting clause (z) in its entirety and replacing them with the following (bold and stricken text added to emphasize changes):

(z) The Mortgage Loan relates to Mortgaged Property that consists of (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a one-family dwelling unit in a Freddie Mac or Fannie Mae eligible condominium project, (iv) a townhouse, (v) an Acceptable Manufactured Dwelling, which is treated as real estate under applicable state law, the primary purpose of which is residential use, none of which is a cooperative or single wide mobile home, or (vi) a detached single family dwelling in a planned unit development none of which is a commercial property; and is not related to Mortgaged Property that consists of (a) mixed use properties, (b) log homes, (c) earthen homes, (d) underground homes, or (e) mobile homes or manufactured housing units (whether or not secured by real property) other than an Approved Manufactured Home Loan or (f) any ~~dwelling situated on a leasehold estate~~;

(p) Exhibit B of the Agreement is hereby amended by deleting clause (ff) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(ff) With respect to all Approved Manufactured Home Loans (other than Single Wide FHA/VA Manufactured Home Loans), the ~~All~~ Acceptable Manufactured Dwellings are at least “double-wide” (i.e. a manufactured dwelling that was delivered to the home site in two sections);

(q) Exhibit B of the Agreement is hereby amended by deleting clause (gg) in its entirety and replacing it with the following (bold and stricken text added to emphasize changes):

(gg) Each of Mortgaged Properties is located in the United States and consists of a single parcel or contiguous parcel or contiguous multiple parcels of real property as defined by Fannie Mae, Freddie Mac, FHA or VA. No residence or dwelling is a mobile home (to the extent it is defined as a mobile home pursuant to criteria established by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and no residence or dwelling is a manufactured dwelling unless it is an Acceptable Manufactured Dwelling (as defined herein);

(r) Exhibit B of the Agreement is hereby amended by deleting clause (oo) in its entirety and replacing it it the following (bold and stricken text added to emphasize changes):

(oo) On the Origination Date the Back-End DTI Ratio for such Mortgage Loan either did not exceed [***] or was otherwise approved by an automated underwriting system supported by Fannie Mae, Freddie Mac, FHA or VA; (s) Exhibit B of the Agreement is hereby amended by adding new clauses (pp) and (qq) as follows:

(pp) Mortgage Recordation. Seller has submitted or caused to be submitted, or will promptly submit in the case of a Wet-Ink Mortgage Loan, the original Mortgage in respect of each Mortgage Loan for recordation in the appropriate public recording office in the applicable jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the applicable Mortgagor.

(qq) USDA Loans. Each USDA Loan is guaranteed by the Rural Housing Service, the related Rural Housing Service Guaranty is in full force and effect, and such USDA Loan is not subject to any defect which would diminish or impair the Rural Housing Service Guaranty, and no circumstances exist with respect to such USDA Loan which would permit the Rural Housing Service to deny coverage under the related Rural Housing Service Guaranty. All actions required to be taken by the Seller or the related Originator (if different from the Seller) to cause the Buyer, as owner of the USDA Loan, to be eligible for the full benefits available under such Rural Housing Service Guaranty have been taken.

(t) Exhibit J of the Agreement is hereby amended by deleting the exhibit in its entirety and replacing it with Annex 1 attached hereto.

SECTION 2. Condition Precedent; Effectiveness. As a condition precedent to the effectiveness of this Amendment No. 13 Agent, on behalf of the Purchaser, shall have received counterparts hereof duly executed by each of the parties hereto no later than the Amendment Effective Date.

SECTION 3. Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchaser in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchaser’s legal counsel) in accordance with Section 23 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Purchaser and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all material respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

Caliber - Barclays—Amendment No. 13 to Master Repurchase Agreement—Signature Page

ANNEX 1

EXHIBIT J

Investor